UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 5, 2009

BLUEFLY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14498	13-3612110
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

42 West 39th Street, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 944-8000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 5, 2009, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Bluefly, Inc. (the “Company”) approved the adoption of a cash bonus plan for fiscal 2009 (the “Bonus Plan”) for Melissa Payner-Gregor, the Company’s Chief Executive Officer (the “CEO”), and Kara Jenny, the Company’s Chief Financial Officer (the “CFO”).  The Bonus Plan provides for the payment of a cash bonus to the CEO in the amount of $125,000 to be paid this week and cash bonuses of $75,000 to the CEO and $33,000 to the CFO to be paid promptly after the Company’s fiscal year end, subject to certain conditions, including their respective continued employment at fiscal year end. The Bonus Plan also provides for contingent bonus payments to the CEO and CFO if the Company achieves specified adjusted EBITDA target levels.  The range of the contingent bonuses which may become payable under the Bonus Plan is between zero and $180,000 for the CEO and between zero and $60,000 for the CFO. The contingent bonus payments, if any, are payable as soon as practicable following the availability of the Company’s audited financial statements (but in no event later than March 15, 2010), subject to the respective continued employment of the CEO and CFO at fiscal year end. The Bonus Plan is not in limitation of additional discretionary bonuses for performance above the specified target levels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEFLY, INC.
(Registrant)

Date: October 8, 2009	By:	/s/ Kara B. Jenny
		Name:	Kara B. Jenny
		Title:	Chief Financial Officer